                                                                  EXHIBIT (h)(3)

                            INTERNET ACCESS AGREEMENT

     THIS AGREEMENT is made and entered into as of this 11th day of September, 2000, by and between Calamos Investment Trust, a business trust organized under the laws of the commonwealth of Massachusetts (hereinafter referred to as the "Trust") and Firstar Mutual Fund Services, LLC, a limited liability company organized under the laws of the State of Wisconsin (hereinafter referred to as the "FMFS").

     WHEREAS, the Trust is authorized to create separate series, each with its own separate investment portfolio; and

     WHEREAS, FMFS is a limited liability corporation and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers, including the Trust; and

     WHEREAS, the Trust desires to purchase those electronic interactive transaction processing services described on Exhibit A attached hereto (collectively, the "Services") that Trust may select, from time to time, for use by its shareholders ("End Users") to make inquiries and perform transactions to their account(s) with the mutual funds listed on Exhibit A hereto and such other funds as Trust and FMFS shall mutually agree from time to time (each a "Fund"); and

     WHEREAS, FMFS agrees to provide the Trust with the electronic interactive transaction processing services described in Exhibit A based upon the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and FMFS agree as follows:

1.   TERM; RENEWAL; TERMINATION

     A. The initial term of this Agreement shall be for a period commencing on the date that the Services are first provided and ending one year from that date.

     B.   This Agreement shall automatically renew for subsequent periods of one
          (1) year each unless either party shall elect not to renew the Agreement by providing written notice of nonrenewal to the other party at least ninety (90) days prior to the expiration of any term.

     C. The Trust may terminate this Agreement at any time (1) upon providing ninety (90) days prior written notice of termination to FMFS or (2) immediately by written notice to FMFS in the event that (i) FMFS is no longer serving as the Trust's transfer agent, (ii) Trust determines that amendments to procedures provided to it under Section 3.E are unacceptable to Trust or (iii) Trust determines to terminate this Agreement as permitted under Section 7.B. Termination of this Agreement prior to the expiration of any term shall not entitle Trust to a rebate of any Annual Maintenance Fee previously paid unless termination is pursuant to this Section 1.C(2).

2.   COMPENSATION

     The Trust agrees to pay FMFS for the performance of the duties listed in this agreement as set forth on Exhibit A and/or Exhibit B attached hereto.

3.   RESPONSIBILITIES OF FMFS

     A. FMFS will make these Services to be available 24 hours a day, 7 days a week, subject to scheduled maintenance and events outside of FMFS's reasonable control. Unless an emergency is encountered, no routine maintenance will occur during the hours of 8:00 a.m. to 3:00 p.m. Central Time.

     B. FMFS will issue to each End User who desires to use the Services a unique personal identification number (PIN) for authentication purposes, which may be changed upon End User's reasonable request in accordance with policies to be determined by FMFS and Trust. FMFS will require an End User to provide his/her PIN in order to access the Services.

     C. FMFS will provide the End User with a transaction confirmation number for each completed purchase, redemption, or exchange of mutual fund shares.

     D. FMFS will utilize encryption and secure transport protocols intended to prevent fraud and ensure confidentiality of End User accounts and transactions. In no event shall FMFS use encryption weaker than 40-bit RC4 Stream. FMFS will take reasonable actions to protect the Internet website which provides the Services and its related network against viruses, worms and other data corruption or disabling devices, and unauthorized, fraudulent or illegal use by using appropriate virus detection and destructive software and by adopting such other security procedures as may be necessary.

     E. FMFS will establish and provide to Trust written procedures, which may be amended from time to time by FMFS with the written consent of Trust, regarding End User access to the Services. The current procedures are attached and incorporated herein by reference to this Agreement. Such written procedures shall establish security standards for the Services, including, without limitation:

               1.   Encryption/secure transport protocols.

               2. End User lockout standards (e.g., lockout after three unsuccessful attempts to gain access to the Services).

               3.   PIN issuance and reissuance standards.

               4. Access standards, including limits on access to End Users whose accounts are coded for privilege.

               5. Automatic logoff standards (e.g., if the session is inactive for longer than 15 minutes).

     F. FMFS will provide Trust and Trust's Adviser with daily reports of transactions listing all purchases or transfers made on that day by each End User separately. FMFS shall also furnish Trust and Trust's Adviser with monthly reports summarizing shareholder inquiry and transaction activity without listing all transactions.

     G. FMFS will annually engage a third party to audit its internal controls for the services and will provide Trust and Trust's Adviser with a copy of the auditor's report promptly.

     H. FMFS WARRANTS AND REPRESENTS THAT THE SERVICES WILL PERFORM AS DESCRIBED IN EXHIBIT A AND/OR ANY OTHER DOCUMENTATION PROVIDED TO TRUST BY FMFS WITH RESPECT TO THE SERVICES. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, (1) THE SERVICES ARE PROVIDED BY FMFS "AS IS" WITHOUT WARRANTY OF ANY KIND, (2) FMFS EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. FMFS WILL PROMPTLY NOTIFY TRUST OF ANY PROBLEMS OR ERRORS WITH THE SERVICES OF WHICH FMFS BECOMES AWARE.

4.   RESPONSIBILITIES OF THE TRUST

     The Trust assumes exclusive responsibility for the consequences of any instructions it may give to FMFS, for Trust's or its End User's failure to properly access the Services in the manner prescribed by FMFS, and for Trust's failure to supply accurate information to FMFS.

5.   RESPONSIBILITIES OF TRUST'S ADVISER

     A. The Trust's Adviser shall be responsible to maintain one or more web sites through which End Users may access the Services. Trust's Adviser shall provide FMFS with the name of the host of Trust's web site server and shall notify FMFS of any change to Trust's web site server host.

     B. The Trust's Adviser shall provide FMFS with such information and/or access to each Fund's web site(s) as is necessary for FMFS to provide the Services to End Users.

     C. Trust's Adviser shall promptly notify Trust and FMFS of any problems or errors with the Services reported by End Users.

     D. Trust's Adviser responsibility under this Agreement shall not extend beyond the terms and conditions specifically stated herein.

6.   FILE SECURITY AND RETENTION; CONFIDENTIALITY

     A. FMFS and its agents will provide reasonable security provisions to ensure that third parties do not have access to Trust's data bases, files, and other information provided by Trust to FMFS for use with the Services, or to End User transaction or account data (collectively "Trust Files"). FMFS's security provisions for Trust and Trust's End Users will be no less protective than FMFS's security provisions with respect to its own proprietary information. FMFS agrees that any and all Trust Files maintained by FMFS for Trust pursuant to this Agreement shall be available for inspection by Trust's regulatory authorities during regular business hours, upon reasonable prior written notice to FMFS and will be maintained and retained in accordance with applicable requirements of the Investment Company Act of 1940. Except in the normal course of business and in conformity with Federal copyright law or with Trust's consent, FMFS shall not copy, decompile or reverse engineer any software provided to FMFS by Trust. FMFS will take such actions as are necessary to protect the intellectual property contained within the Trust's web site or any software, written materials, or pictorial materials describing or creating the Trust's website, including all interface designs or specifications. The Trust grants FMFS a non-exclusive license for the duration of this Agreement to copy the appearance of the Trust's web site interface for the limited purpose of emulating the look and feel of that website for use in connection with the services. Such emulation is solely for the purpose of ensuring seamless integration between the Trust's web site and the website on which the Services will be provided. FMFS will take such actions as are necessary to protect all rights to the source code and interface of Trust's website.

     B. FMFS agrees, in accordance with its own policies used to protect its own information of similar confidentiality, to use its best efforts to refrain from and prevent the use or disclosure of any confidential information of the Trust, except when such use or disclosure is for the purpose of providing the Services. Without limiting the foregoing, FMFS will not use, or permit the use of, names of End Users for the purpose of soliciting any business, product, or service whatsoever except where the communication is necessary and appropriate for FMFS's delivery of the Services.

          FMFS shall treat as confidential and not disclose or otherwise make available any of the Trust lists, Trust information, trade secrets, processes, proprietary data, information or documentation of Trust (collectively the "Confidential Information"), in any form, to any person other than agents, employees or consultants of FMFS. FMFS will instruct its agents, employees and consultants who have access to the Confidential Information to keep such information confidential by using the same care and discretion that FMFS uses with respect to its own confidential property and trade secrets. Upon the termination of this Agreement for any reason and upon Trust's request, FMFS shall return to Trust, or destroy and certify to Trust that it has destroyed, any and all copies of Confidential Information which are in its possession.

          FMFS will not have an obligation of confidentiality under this Paragraph 6.B with regard to information that (1) was known to it prior to disclosure under this Agreement, (2) is or becomes generally known to the public other than as a result of a breach of this Agreement, (3) is disclosed to it by a third party not subject to a duty of confidentiality or (4) is required to be disclosed under law or by order of court or governmental agency.

7.   LIMITATION OF LIABILITY; INDEMNIFICATION

     A. Subject to Section 3.A, FMFS cannot and does not guarantee availability of the Services. Accordingly, FMFS's sole liability to Trust or any third party (including End Users) for any claims, notwithstanding the form of such claims (e.g., contract, negligence, or otherwise), arising out of the delay of or interruption in the Services provided or to be provided by FMFS hereunder shall be to use its best reasonable efforts to commence or resume the Services as promptly as is reasonably possible.

     B. Not withstanding the foregoing, FMFS shall, at its sole cost and expense, defend, indemnify, and hold harmless Trust, its affiliates, their respective assigns, and their respective officers, directors, trustees, employees, agents, and servants, from and against any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities, including without limitation, reasonable attorneys' fees and expenses arising out of or relating to (a) any infringement, or claim of infringement, of any United States patent, trademark, copyright, trade secret, or other proprietary rights based on the use or potential use of the Services, (b) FMFS's breach, negligence, intentional wrongful acts and willful misconduct in the performance of its services hereunder, and (c) the provision of confidential information of any End User to a person other than a person who has provided proper identification for such End User as specified in
          Section 3.B. This indemnity shall continue in full force and effect, notwithstanding the termination of this Agreement.

     C. If an injunction shall be obtained against Trust's use of the Services by reasons of infringement of a patent, copyright, trademark, or other proprietary rights of a third party, FMFS shall, at its own option and expense, either (i) procure for Trust the right to continue to use the Services on substantially the same terms and conditions as specified in this Agreement, or (ii) after notification to Trust, replace or modify the Services so that they become noninfringing, provided that, in Trust's sole judgment, such replacement or modifications does not materially and adversely affect the performance of the Services or significantly lessen their utility to Trust. If in Trust's sole judgment, such replacement or modification does materially adversely affect the performance of the Services or significantly lessen their utility to Trust, Trust may terminate this Agreement immediately on notice to FMFS.

     D. Each party hereto shall be excused from performance hereunder for any period and to the extent that it is prevented from performing any services pursuant hereto, in whole or in part, as a result of unforeseen events beyond the control and without fault or negligence of the party including, without limitation, delays caused by the other party or an act of God, war, civil disturbance, court order, labor dispute or third party nonperformance, and such nonperformance shall not be a default hereunder or grounds for termination hereof so long as the nonperforming party shall undertake all reasonable efforts to rectify the situation that is the cause of the nonperformance.

     E. FMFS shall not be responsible for the accuracy of input material nor the resultant output derived from inaccurate input. The accuracy of input and output shall be judged as received at FMFS's data center as determined by the records maintained by FMFS.

     F. IN NO EVENT WILL EITHER PARTY BE RESPONSIBLE FOR SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE OTHER PARTY MAY INCUR OR EXPERIENCE ON ACCOUNT OF ENTERING INTO, RELYING ON, OR PERFORMING THIS AGREEMENT, REGARDLESS OF WHETHER THE DAMAGES ARE FOUNDED IN CONTRACT, NEGLIGENCE, OR OTHER FORM OF ACTION, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NEITHER PARTY SHALL BE LIABLE FOR LOST PROFITS, LOST BUSINESS, OR LOST GOODWILL OF THE OTHER PARTY.

     G. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this agreement is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust or of the applicable series thereof.

8.   NOTICES

          Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FMFS shall be sent to:

          FMFS Mutual Fund Services, LLC
          Attn: Mike Malett
          615 East Michigan Street
          Milwaukee, WI 53202
          and notice to the Trust shall be sent to:

          Calamos Asset Management, Inc.
          Attn: Rhowena Blank
          1111 E. Warrenville Road
          Naperville, IL  60563

9.   MISCELLANEOUS

     This Agreement shall be governed and construed according to the internal laws of the State of Wisconsin, excluding conflicts of law rules. This Agreement may not be assigned by either party without the prior written consent of the other party. No waiver of any right or obligation hereunder shall be effective unless in writing and signed by the waiving party. If any provision of this Agreement (or any portion thereof) shall be held to be invalid, illegal, or unenforceable, the validity, enforceability, or legality of the remainder of the Agreement shall not in any way be affected or impaired thereby.


CALAMOS INVESTMENT TRUST                       FIRSTAR MUTUAL FUND SERVICES, LLC



By: /s/ RHOWENA BLANK                          By: /s/ JOE D. REDWINE
    -------------------------------                -----------------------------


Attest: /s/ JAMES S. HAMMAN, JR.               Attest: /s/ BOB KERN
        ---------------------------                   --------------------------

                                                                       EXHIBIT A
                                INTERNET SERVICES
                    ANNUAL FEE SCHEDULE - SHAREHOLDER ACCESS

                   Separate Series of Calamos Investment Trust

NAME OF SERIES (DATE ADDED)
Convertible Fund (9/11/00)
Convertible Growth and Income Fund (9/11/00)
Market Neutral Fund (9/11/00)
Growth Fund (9/11/00)
Global Convertible Fund (9/11/00)
High Yield Fund (9/11/00)
Convertible Technology Fund (9/11/00)

Internet Services
     Trust assistance with fund net site integration
     Internet on-line access to shareholder account data subject to Firstar security constraints
     PIN administration through Firstar Trust service
     Shareholder Transactions-exchange, redemption, purchase based upon pre-authorized shareholder instructions

Fund Group Setup
     Infrastructure/Technical Setup - $135.00 per hour (maximum $4,500.00) Page Development/Customization - $135.00 per hour (maximum $6,700.00)

Annual Maintenance
     First Year -  $15,000 ($25,000 Inquiry and transactions)
     Subsequent Years - $7,500 ($10,000 Inquiry and transactions)

Event Driven Charges
     Account Inquiries - $ .10 per inquiry for the first 10,000 hits per month,
       $.08 per inquiry for all hits in excess of 10,000 per month
     Financial Transactions - $ .50 per financial transaction
     PIN Administration - $ .40 per PIN assignment or acknowledgment

Firstar Trust Requirements
     Trust net site
     Provide content for site integration
     Signed Firstar service agreement

Fees and out-of-pocket expenses are billed to the fund monthly.

                                                                       EXHIBIT B
                                INTERNET SERVICES
               ANNUAL FEE SCHEDULE - FINANCIAL INTERMEDIARY ACCESS

                   Separate Series of Calamos Investment Trust

NAME OF SERIES (DATE ADDED)
Convertible Fund (9/11/00)
Convertible Growth and Income Fund (9/11/00)
Market Neutral Fund (9/11/00)
Growth Fund (9/11/00)
Global Convertible Fund (9/11/00)
High Yield Fund (9/11/00)
Convertible Technology Fund (9/11/00)


Internet Services - IMPRESSNET.com
     BACK OFFICE
          Back Office Broker Dealer Internet Access to Shareholder Account Data Internet Inquiry Access Only - All TA Databases
          Secure Access - Universal ID Setup
          Unlimited Number of B/D Setups
          Single Management Company Inquiry Access Included
          No Charge to Broker Dealer
          Call Center Support - Universal ID, Technical, Application Support
            (800-560-8826)
          Monthly Activity/Usage Reports to the Management Company

          Service Charge Per Account Inquiry - $.05 per inquiry

     FRONT OFFICE
          All Back Office Functions Plus:
          Office and Rep Access
          Download Fund and Client Information
          Broker Dealer Transactions
          New Account Setup
          Fund Sales & Marketing Material
          Statements

          Service Charges
               Set Up Fee - $11,000 one-time
               Monthly service fee - $1,333 per Management Company

               Activity charges (billed monthly)
                    Account Inquiry - $.05 per inquiry
                    Financial Transactions - $.30 per transaction
                    Fund Sales and Marketing items - $.50 per item downloaded New Account Setup/ w settlement - $1.50 per account